Exhibit 99.1

CORPORATE PARTICIPANTS

Steven Nielsen
Dycom Industries - President, Chief Executive Officer

Rick Vilsoet
Dycom Industries - General Counsel

Drew DeFerrari
Dycom Industries – Chief Financial Officer

CONFERENCE CALL PARTICIPANTS

Simon Leopold
Morgan Keegan & Co., Inc. - Analyst

Adam Thalhimer
BB&T Capital Markets - Analyst

John Rogers
D. A. Davidson & Co. - Analyst

Alex Rygiel
Friedman, Billings, Ramsey Group, Inc. - Analyst

Michael Funk
BofA Merrill Lynch - Analyst

Alan Mitrani
Sylvan Lake Management - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by, and welcome to the Dycom results conference call. (Operator Instructions).

I would now like to turn the conference over to Mr. Steven Nielsen. Please go ahead.

Steven Nielsen - Dycom Industries - President, CEO

Thank you, Cindy. Good morning, everyone. I’d would like to thank you for attending our second quarter fiscal 2010 Dycom results conference call. During the call, we will be referring to a slide presentation which can be found on our website, www.dycomind.com under the heading Investors and sub-heading Event Details. Relevant slides will be identified by number throughout our presentation.

Going to slide 1. Today we have on the call Drew DeFerrari, our Chief Financial Officer, and Rick Vilsoet, our General Counsel. Now I will turn the call over to Rick Vilsoet, Rick?

Rick Vilsoet - Dycom Industries - General Counsel

Thank you, Steve. Turning to slide 2, except for historical information, statements made by Company management during this call may be forward-looking, and are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations, estimates, and projections and involve known and unknown risks and uncertainties, which may cause actual results to differ materially from forecasted results. These risks and uncertainties are more fully described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking information. Steve?

 Steven Nielsen - Dycom Industries - President, CEO

Thanks, Rick. Yesterday, we issued a press release announcing our second quarter results. As you review this release, it is important to note the following. During the second quarter of fiscal 2009, we recorded a pre-tax gain of approximately $1.3 million, related to the buyback of $4.65 million aggregate principal amount of the Company's senior subordinated notes, and a pre-tax goodwill impairment charge of $94.4 million. For clarity and to enable comparability between periods, my comments will be limited to results from continuing operations excluding these items. A reconciliation of the non-GAAP results to our GAAP results for the year-ago period has been provided with our press release, as well as on slides 10 and 11.

Results of a loss of $0.10 per share for the second quarter, increased from last year's loss of $0.04 per share.

Revenue decreased sequentially by 16.5% to $216.3 million, and declined year-over-year by 11.9%, reflecting customer reductions in capital spending plans, and the lack of any meaningful storm restoration services during the quarter. Excluding storm restoration services from the year-ago quarter, revenue declined approximately 10.7%. Volumes during the quarter were slow for most telephone companies, with one notable exception, as customers deployed capital for new network initiatives at a slowing pace, and most other customers tightly managed routine capital and maintenance expenditures. Construction spending and installation activity by cable customers was also slow.

Margins decreased sequentially but improved by 21 basis points year-over-year. Cash flow from operations was strong, reflecting a four-day decline in days sales outstanding and during the quarter, we secured a number of contract awards. We did not repurchase any of our common stock or senior subordinated notes, and finished the quarter in a slight net cash position.

Going to slide 4. During the quarter, we experienced the effects of a weak overall economy, revenue from AT&T was down sequentially, and down year-over-year. At $42.8 million, or 19.8% of revenue, AT&T was our largest customer. Revenue from Comcast was down sequentially and down year-over-year. Comcast was our second largest customer at $28.9 million, or 13.3% of total revenue. Revenue from Verizon was $27.0 million; Verizon was Dycom's third largest customer for the quarter, at 12.5% of revenue.

CenturyLink was our fourth largest customer with revenues of $24.0 million or 11.1% of total revenue. CenturyLink was up 10.5% sequentially, and over 57% year-over-year. Revenue from Time Warner Cable was down sequentially and year-over-year. Time Warner Cable was our fifth largest customer at 8.4% of total revenue. All together, our top five customers represented 65.1% of revenue, and were down 10.8% year-over-year. All other customers declined 13.9%.

Now, moving to slide 5. Backlog at the end of the second quarter was $1.078 billion, versus $819 million at the end of the first quarter, an increase of approximately $259 million. Of this backlog, approximately $684 million is expected to be completed in the next 12 months.

During the quarter, we continued to book new work, and renew existing work. From AT&T, we received a new three-year master service agreement in Florida, covering West Palm Beach through Orlando. From Comcast, a new three-year master service agreement for construction and maintenance services in the Bay Area of California. For Verizon, a one-year extension to our FTTP contract in the Northeast. For Comcast and Charter, annual renewals of a number of installation related contracts, and from AT&T, a new three-year contract extending our locate services in Atlanta and west Georgia.

Headcount decreased during the quarter to 8,360, reflecting continued right-sizing of our work force, a weak overall economy, and normal seasonal factors. Now, I will turn the call over to Drew for his financial review.

Drew DeFerrari - Dycom Industries - CFO

Thanks Steve and good morning everyone. As I discuss the financial results for the quarter, please note that there were several items that impacted our results in 2009 that will be excluded from my comments. We have provided a reconciliation of the non-GAAP measures to the GAAP measures in the press release and also in the Appendix of the slide presentation for today's call.

Going to slide number 6 of the presentation. Contract revenues for the second quarter of 2010 were $216.3 million, which was down 11.9% from last year's Q2 revenue of $245.5 million. Customer reductions in capital spending and lack of storm restoration services generated the current period decrease.

Loss from continuing operations for the current quarter was $4.0 million, compared to a loss of $1.7 million on a non-GAAP basis in the second quarter of last year. Loss per share was $0.10 per share, compared to a loss of $0.04 per share on a non-GAAP basis in Q2-09. As a reminder, non-GAAP amounts exclude the adjusting items set forth in our GAAP reconciliation, in the Appendix to today's slide presentation.

Turning to slide number 7. Costs of earned revenues as a percentage of contract revenue decreased during the current period compared to Q2-09 from improved safety performance and lower equipment costs. Offsetting the decline was higher fuel costs of 75 basis points, primarily from increases in the price of gasoline and diesel fuel.

General and administrative costs increased from Q2-09, primarily from increased stock-based compensation in the current period, higher incentive bonus costs for subsidiaries that outperformed the prior year results, and higher software-related costs for enterprise licenses that switched to a maintenance mode during the current period.

Depreciation and amortization was lower in the current quarter due to the sale of assets and the impact of assets reaching the end of their depreciable lives in 2009 and 2010. Interest expense was lower on a year-over-year basis, as we had lower debt balances outstanding during 2010. On a non-GAAP basis, our effective tax rate was approximately 40% for the three month period, and close to 50% year-to-date. The current period operating loss has contributed to the increase in our year-to-date effective tax rate, due to the impact of nondeductible items in relation to lower pre-tax results.

Now, turning to slide number 8. Our balance sheet strength continued during the quarter and we ended the period with approximately $136.0 million of cash on hand, which puts us in a net cash position, after subtracting our outstanding debt balance. During the quarter, operating cash flows contributed $32.3 million. Based on average daily revenue in each period, day sales outstanding improved to 56 days, which was four days lower than the end of Q1-2010.

Capital expenditures net of disposals were $16.4 million for the quarter, bringing our six-month total up to $24.7 million. Gross capital expenditures for the quarter was approximately $17.3 million.

We ended the quarter with no borrowings outstanding under our senior credit facility and $153.4 million of availability, after providing for letters of credit related to our insurance program. Now, I will turn the call back to Steve.

Steven Nielsen - Dycom Industries - President, CEO

Thanks, Drew. Going to slide 9. In summary, during the quarter we were challenged by a weak economy, yet continued to demonstrate strengths.

First and foremost, we maintained solid customer relationships throughout our markets. We continued to win projects and extend contracts at acceptable pricing. These successes were reflected in a sizable sequential increase in backlog. In addition, as demand has slowed, we have generally increased market share as our customers are consolidating vendor relationships.

Secondly, the strength of those relationships and the values we can generate for our customers has allowed us to be at the forefront of evolving industry opportunities. The long-term drivers of these opportunities are as strong as ever, and in fact, may further strengthen. The government's response to a weak economy includes increased funding for broadband initiatives, and industry mergers and acquisition activities may expand new technology deployments and in one instance already have.

Additionally, we remain encouraged that cable operators have begun to deploy a number of new technologies which will enable them to significantly increase the effective bandwidth of their networks, and offer new products to consumers and businesses. And finally, we are strong financially, maintaining ample liquidity, a robust balance sheet, and a net cash position, all of which position Dycom well to weather a difficult overall economic climate. As our industry continues to evolve, we believe our fundamental strength will allow us to remain one of the best positioned firms in our industry, able to exploit profitable growth opportunities.

And finally, as we look ahead, we expect revenues which increase sequentially due to seasonality but still reflect slow customer activity and weather impacts, margins which improve but are pressured by poor weather during the beginning of the quarter, both of these factors contributing to a sequential improvement in earnings per share that is expected to be near break-even to a slight profit.

As the nation's economy appears to be emerging from recession, we remain encouraged that our major customers possess significant financial strength and remain committed to multi-year capital spending initiatives. We are adjusting our business to address a weak economic environment and slowing expenditures from a key customer and these adjustments have fortified our strong balance sheet and meaningfully increased our liquidity. We remain confident in our strategies, the prospects for our Company, the capabilities of our able employees and the experience of our management team, who have successfully managed through difficult economic times before. Now Cindy, we will open the call for questions.

QUESTION AND ANSWER

Operator

Thank you.

(Operator Instructions).

And our first question will come from the line of Simon Leopold from Morgan Keegan. Please go ahead.

Simon Leopold - Morgan Keegan & Co., Inc. - Analyst

Thank you. Just wanted to first get a clarification on what you mean by normal sequential seasonality. And this is just given observing the last several years. I think we've seen anywhere from kind of a mid-low single digits to a double digit sequential move, pretty broad range. So what are you thinking is normal?

Steven Nielsen - Dycom Industries - President, CEO

Well, what we said Simon, is we always see a sequential improvement in the quarter, just because you have less holidays and more available work time. We've obviously had some impacts in February, due to the heavy snow on the East coast. And at this point, we have not had any storm restoration services. In the year-ago period, which is the way we're thinking about it, we had better weather, and we had a slight sequential increase in storm restoration services. So I would look to last year's increase and then scale it back somewhat from there.

Simon Leopold - Morgan Keegan & Co., Inc. - Analyst

Great. That's very helpful then. And then in terms of trying to get a sense of your business with Verizon, and the FiOS slowing, obviously Verizon down a bit, and I'm trying to get a sense of how to quantify how much of that is FiOS related, and how much is other activities you have with that customer?

Steven Nielsen - Dycom Industries - President, CEO

Generally, most of the slowness is on FiOS. In fact during the quarter, at the first of the year, we actually started a new master services contract with them. Not a big contract, but we did actually add some revenue from them during the month of January. So it is still generally FiOS-related. Although, I think as we said in our comments, all of our customers continue to tightly manage routine expenditures.

Simon Leopold - Morgan Keegan & Co., Inc. - Analyst

Okay. And one last one please, is we have heard a lot of chatter about backhaul initiatives, and the carriers running fiber to cell sites. I guess we have maybe 300,000 cell sites in the US, and trying to get a sense of how material that business, the construction opportunities are for you, in terms of what you have seen over the past year, and then what your outlook is for the coming year?

Steven Nielsen - Dycom Industries - President, CEO

Sure. Well, as we have talked about on prior calls, we have seen a number of different industry participants accelerate their fiber to the cell site initiatives. So we're seeing it through all of our telco Master Service Agreements. That work generally flows through those agreements. It is not sometimes specifically identified that way, but we're certainly seeing increased activity there. We have commented in the past, that we have seen a number of the cable operators participate. I can tell you that as we look into kind of calendar 2010, this is an approximate number, but I mean we're well north of 1,000 of known sites that we will be installing fiber to for cable operators. And then we also have had some projects for what I’ll call less traditional suppliers of backhaul services. So for example, we talked on a prior call about some services for an electric utility’s fiber subsidiary that was 500 to 600 sites and we're also, Simon, in a new development, seeing a number of new participants who are installing fiber to serve distributed antenna systems, in a number of metropolitan areas around the country. That is just emerging, but certainly a new source of industry demand.

Simon Leopold - Morgan Keegan & Co., Inc. - Analyst

Thank you very much.

Operator

Our next question comes from the line of Adam Thalhimer from BB&T Capital Markets. Please go ahead.

Adam Thalhimer - BB&T Capital Markets - Analyst

Good morning, Steve. Good morning, Drew.

Steven Nielsen - Dycom Industries - President, CEO

Hey, Adam.

Adam Thalhimer - BB&T Capital Markets - Analyst

First of all, can you give us an update on stimulus? It looks like the first tranche is coming out. Are any of those projects in your wheelhouse?

Steven Nielsen - Dycom Industries - President, CEO

We have actually, on all of the larger projects that have been announced, since the first announcement that talked about projects in Georgia and Maine, we do have a presence for -- and have had conversations on a number of the larger projects. Because they have generally been new entities or emerging entities, Adam, they're still generally in the early phases of engineering, and permitting and routing. And so I would not expect any material pickup in actual construction spend for the most part until over the summer.

Adam Thalhimer - BB&T Capital Markets - Analyst

Okay. Steve, can you update us on M&A activity? Are you seeing anything interesting come across your desk?

Steven Nielsen - Dycom Industries - President, CEO

There is always activity in this industry. We have seen a number of things that have come through. I think in general, as the economy is still weak, we have generally seen things, who have similar revenue profiles to our own business. And so, we're still looking and evaluating to see where there may be some good growth opportunities. But it is -- there is activity out there, but I wouldn't call it robust at the moment.

Adam Thalhimer - BB&T Capital Markets - Analyst

And you're still happy with your current end market mix? You're not trying to enter any new markets?

Steven Nielsen - Dycom Industries - President, CEO

Well, I think, Adam, one way to evaluate it, and there are a number of ways to look at this, obviously. But we announced a number of new contracts; several of those were in fact new. So we're either gaining share, through some competitive outcomes or through vendor consolidations. If we look at the organic decline, year-over-year, adjusting for storm, I think we're -- it doesn't appear that our end markets are any less or more challenged than a number of our peers. And so I think that the key here is to continue to work hard on the business. You get -- you improve your intermediate and long-term prospects, at least in my experience in the industry, by working hard in the down cycle and we continue to do that.

Adam Thalhimer - BB&T Capital Markets - Analyst

Great. And then lastly, you mentioned a new emerging technology the cable companies are using. Is that something that requires -- I mean is that kind of a technology software upgrade? Or is that something more that impacts your business in terms of --

Steven Nielsen - Dycom Industries - President, CEO

Adam, are you referring to the distributed antenna systems?

Adam Thalhimer - BB&T Capital Markets - Analyst

I meant, I was just asking. You mentioned --

Steven Nielsen - Dycom Industries - President, CEO

Well, yes, I mean, I think what we've seen is with Comcast going to DOCSIS 3.0, and a number of other cable operators doing that, that's certainly enabling them to expand their bandwidth. They've also, in Comcast case, they have gone all digital. Time Warner is I believe doing that in New York, and considering doing it elsewhere. There is just a number of initiatives by cable operators that are augmenting, not only the bandwidth to their traditional consumer base, but also really expanding to small and medium enterprises, or like these cell sites. I think Comcast talked on their last earnings call, they saw the cell site, fiber to the cell site opportunity as a $1 billion dollar a year in revenue business. And so it is a nice sign when you have clients who are looking at new growth opportunities that are squarely within the services that we offer to them.

Adam Thalhimer - BB&T Capital Markets - Analyst

Great. Thanks, Steve.

Steven Nielsen - Dycom Industries - President, CEO

Thank you.

Operator

Our next question comes from the line of John Rogers from D. A. Davidson. Please go ahead.

John Rogers - D. A. Davidson & Co. - Analyst

Hi, good morning.

Steven Nielsen - Dycom Industries - President, CEO

Good morning, John.

 John Rogers - D. A. Davidson & Co. - Analyst

First of all, Steve, the bookings growth that you had in the quarter, if I calculated this right, it is one of the strongest quarters you've had in a number. Is it that your customers are willing to look out a little bit further, or give you more Master Service Agreements, or is it that market share gain you referred to?

Steven Nielsen - Dycom Industries - President, CEO

Well, I think if I --

John Rogers - D. A. Davidson & Co. - Analyst

Or is it a real signs that things are turning.

Steven Nielsen - Dycom Industries - President, CEO

There were a number of contracts that were new, so rather than extensions. And in those cases, I think they were -- there were two factors. I mean one, they were comfortable with us in expanding our market share kind of in a traditional way. There were also some situations where, as part of clients kind of revisiting their own administrative costs, that they have encouraged some of their operating units to deal with less vendors, so that they can streamline their own headcount internally. So that is a situation where we may have been one of as many as eight or ten vendors, and they consolidated that business to us. And then we'd also talked about, in our installation business, we have a number of those contracts that are renewed annually. And we talked about this in November, and sure enough, the calendar changed, and so those renewed. But there are some fundamental drivers that were somewhat new in the quarter, particularly around vendor consolidation that were driving backlog growth.

John Rogers - D. A. Davidson & Co. - Analyst

Okay. And of those, I don't know whether you can do this, of those six contract awards and extensions that you highlighted, how many of those are actual extensions versus new --

Steven Nielsen - Dycom Industries - President, CEO

It was about 50/50. And we did -- there were a number of -- Those are just some of the noteworthy ones.

John Rogers - D. A. Davidson & Co. - Analyst

Yes.

Steven Nielsen - Dycom Industries - President, CEO

There were a number of other contracts that we didn't list. I think the other thing is -- and in the particular areas that we renewed with Verizon, we expect activity to be pretty solid this year, and that impacted the number also.

John Rogers - D. A. Davidson & Co. - Analyst

Okay. And then secondly, just looking out a little bit further, and I want to make sure I word this the right way. How much of this decline that we experienced over the last couple of years, do you think is part of a normal economic cycle versus a structural change? I mean are we through the big build-out of telecom infrastructure, and is it just a question of waiting for the rebound? Or do you, as Dycom, have to look at developing, attacking another aspect of telecom infrastructure?

Steven Nielsen - Dycom Industries - President, CEO

I think, John, you have to -- there is no perfect answer to that question. I think it is difficult in this recession, because of both the severity of the overall economic decline, as well as the duration. Now, I had some minor experience in the early 80s, and that's probably the only recession that is comparable. And so I think in recessions, we sometimes think that what we see as cyclical downturns are going to be structural, that is why you usually have a boom on the other side, that doesn't work well, so that same psychology can be at the bottom. I think we continue to see device growth and application growth which requires bandwidth. I think the competition amongst our customers is certainly going to increase. That will, at least in certain of our customers, that has encouraged them to seek out larger vendor relationships.

And I think that the history, John, of our industry in particular, has been that there are always emerging catalysts that seem to coincide with an economic recovery. So your question is almost identical to the questions, we received in 2001 and 2002, about the quote-unquote fiber glut, that would mean that nobody would ever build robust telecom networks ever again. And obviously, that didn't turn out to be that way. So the thing from my experience that you do is you obviously stay in front of all of the opportunities that are out there, like wireless backhaul. And you continue to work on your own business, so that when the economy gets better, opportunity seems to increase.

John Rogers - D. A. Davidson & Co. - Analyst

Okay. Well, I appreciate your thoughts. Thank you.

Steven Nielsen - Dycom Industries - President, CEO

Thanks, John.

Operator

The next question comes from the line of Alex Rygiel from FBR Capital. Please go ahead.

Alex Rygiel - FBR Capital. - Analyst

Good morning, and thanks for taking my call, Steve.

Steven Nielsen - Dycom Industries - President, CEO

Hey, Alex.

Alex Rygiel - FBR Capital - Analyst

Last year, third quarter revenue increased about 5% sequentially. It sounds like you just suggested that this third quarter, your sequential growth will be less than that. Is that correct?

Steven Nielsen - Dycom Industries - President, CEO

Well, what we said was that some of that sequential increase was storm-related, a little over a couple million, if you go back and check. And we think it will be a little bit less than that storm adjusted increase. Hard to say. As you know, given where you live, it has been a tough last couple of weeks in the mid Atlantic, from a weather perspective.

Alex Rygiel - FBR Capital - Analyst

Yes, it has been a tough few weeks all right. When we look at your 12-month backlog, it is down about 6% year-over-year. What is the year-over-year charge in Verizon in that 12-month backlog?

Steven Nielsen - Dycom Industries - President, CEO

That certainly has come in faster than 6%. Because as we talked about on the last call, I mean this is a year where they're really transitioning the program, with their stated goal of essentially being complete by the end of the year. So it certainly is more in, than the overall backlog.

Alex Rygiel - FBR Capital - Analyst

Is it safe to say that your all other customer base is flat to up year-over-year?

Steven Nielsen - Dycom Industries - President, CEO

I would -- we haven't run the numbers but intuitively, I think that is exactly right.

Alex Rygiel - FBR Capital - Analyst

And if we look at the revenue contribution from Verizon this current quarter of $27 million, what portion of that was from FiOS?

Steven Nielsen - Dycom Industries - President, CEO

We do a number of things, some of which are directly related, and some are not. And so last quarter, we had talked about a number of kind of $8 million to $12 million that was FiOS impacted, and I think that is still safe to say. Now, this is always a difficult quarter, because the work that we do in New York and New England, really doesn't get started until April. And so the season there is kind of April to November. The other thing to keep in mind on backlog is that we had a couple of large gas pipeline projects in the third and fourth quarter last year that were in backlog. And burned off over those quarters, and essentially, we have no major gas pipeline work under way, currently.

Alex Rygiel - FBR Capital - Analyst

Given that Verizon has publicly stated that, I guess, they're going to wind down FiOS by year-end. And you've commented that and provided color to help us better understand the FiOS contribution to your revenue, could you help us to get an understanding of how much FiOS is embedded into your backlog currently?

Steven Nielsen - Dycom Industries - President, CEO

It is not significant.

Alex Rygiel - FBR Capital - Analyst

And lastly, how should we think about CapEx this year versus last year in light of the revenue decline?

Steven Nielsen - Dycom Industries - President, CEO

Well, there are a number of things that we continue to spend some money on. We have some opportunities around some attractive pricing on some of our asset replacement programs. And so last call, we had said kind of on a net basis, $40 million to $50 million, and I think we're still comfortable that that's the right number.

Alex Rygiel - FBR Capital - Analyst

Great. Thank you.

Operator

Our next question will come from the line of Michael Funk from Bank of America. Please go ahead.

Michael Funk - BofA Merrill Lynch - Analyst

Good morning. And thank you for taking the question. I think that the earlier analyst asked about FiOS and how much FiOS is embedded in your current numbers. Looking forward atAT&T, we project they're going to be wrapping up their U-Verse build within the next year and a half to two years. So similarly, how much of U-Verse is currently embedded in your revenue from AT&T? And then second, you mentioned DOCSIS 3.0 and DAS earlier. I was wondering if you could give me some more color on the type of work that you're doing with the cable companies for DOCSIS 3.0. And then DAS as well, what kind of build you're doing for the distributing antenna systems, if that's what you're referring to.

Steven Nielsen - Dycom Industries - President, CEO

Yes, I mean the U-Verse initiative flows through all of our Master Service Agreements, and it comes at us in thousands of individual work orders, Michael. So there is no way for us to really break it out, other than to say that it is certainly a driver of demand. There are a number of areas, as AT&T has talked about, that they plan on rotating the build to, so there are areas where we've been at it for two or three years. And there are other areas that we're just starting right now. Particularly as you will recall, and AT&T has commented on this, that they started later in the former BellSouth territory, which is our primary construction area.

The other thing that we will await to see, but I believe I have read comments that from AT&T, that they're actually considering expanding the footprint, as they have previously with other DSL-type initiatives. So I'm not sure the premise of the question is consistent with their -- at least what I've seen in their public comments. And also about the focus on the Southeast. On the DOCSIS initiatives from the cable operators, that entails a certain number of truck rolls to do box upgrades and box installations, which is a significant business of ours. And so we are a major participant there. And then on the DAS work, that is generally for entities that have contracts to provide cell site connectivity for carriers, oftentimes in areas where the permitting cycle from macro-cells is lengthy or difficult to complete. And its basic fiber placement, splicing, and connection to the antennas so it is really right up our core fiber placement and installation core competency.

Michael Funk - BofA Merrill Lynch - Analyst

Is that like, NextG, is that the company you're working with there?

Steven Nielsen - Dycom Industries - President, CEO

We're not going to identify individual customers but there are a number of folks that are in that business.

Michael Funk - BofA Merrill Lynch - Analyst

Great. Thank you, guys.

Operator

Thank you. And at this time, I am showing no further questions. Please continue. And actually, one moment. We have a few that have queued up.

Steven Nielsen - Dycom Industries - President, CEO

Okay, go ahead.

Operator

We will go to the line of Alan Mitrani from Sylvan Lake. Please go ahead.

Alan Mitrani - Sylvan Lake Management - Analyst

Hi, thank you. You can give us the next top five customers?

Drew DeFerrari - Dycom Industries - CFO

Good morning, Alan. This is Drew. I will.

Alan Mitrani - Sylvan Lake Management - Analyst

Good morning.

Drew DeFerrari - Dycom Industries - CFO

Charter was at 6.2%; Windstream was at 3.2%; Cablevision, 1.6%; Qwest, 1.5%; and West Carolina Rural Telephone at 1.2%.

Alan Mitrani - Sylvan Lake Management - Analyst

Great. And can you talk a bit about -- it seems like the demand environment is getting worse, as we get through the recession, or it is not just getting any better and a couple of your customers are going to come -- a couple of the projects are going to come into life. Maybe you could talk then, about what you're doing on the cost side, besides cutting heads, which we see. Are there other costs that can be taken out of the business? Or should we expect the SG&A levels to remain fairly consistent here, and we're just waiting for an increase in demand?

Steven Nielsen - Dycom Industries - President, CEO

Well, we're always addressing our G&A, Alan, where it makes sense. You don't carry people that are not productive. But in those areas where we have projects that we think have a beneficial impact in the future on cost of goods, we're going to continue to fund those. Once again, I am not sure that the demand environment, as you've characterized it, is just on the numbers, correct. I mean we see a decelerating change in negative organic growth; at least we did this quarter. And that's the precursor to things getting better. And there are a number of things, as we have talked about in our new contracts, where there may be changes in the way customers procure services from folks like us, that are beneficial to us. So certainly, we've got to work through the Verizon. But I think there will be a lot of businesses that have to work through the structure of their companies, if we forecast 10% plus unemployment out for five or ten years. I don't expect that to be that way. But if that becomes more evident, then we will adjust G&A and the size of the Company.

Alan Mitrani - Sylvan Lake Management - Analyst

And on the M&A front, can you tell us are you looking at ancillary businesses? Or is it still the same old related businesses or certain areas, or buying competitors that maybe you can help leverage? Just talk a little bit more about that.

Steven Nielsen - Dycom Industries - President, CEO

We continued to look in our core businesses, which are actually fairly broad, for cable, telephone, the locating business, and some ancillary power and gas business. It is still, on a relative basis, I don't know that the end market demand from our customers currently, is any less attractive or more attractive than other businesses. And so we're going to be careful about where we deploy the capital, while that is still the case.

Alan Mitrani - Sylvan Lake Management - Analyst

And then on the stock buyback, I was surprised you didn't really buy much stock at all this past quarter. Maybe it is -- I guess you're working through some of the weaker quarters you've had. Can you talk to us about the philosophy of having the buyback, and actually putting it to use?

Steven Nielsen - Dycom Industries - President, CEO

Well, we've actually, obviously, we have used it. The last time we made any substantial repurchases -was last April. We think it is, given the liquidity and the strength of the Company's balance sheet, that we should have one in place. We're going to evaluate it, as a use of cash, against other opportunities to either invest in the business, or invest in capital equipment that will make us better, or acquisitions. And it is a balancing act. I wish there was a magic formula that told you when to buy, but it is more a matter of judgment when that makes sense.

Alan Mitrani - Sylvan Lake Management - Analyst

Thank you.

Operator

Thank you.

(Operator Instructions).

We will go to a follow-up from the line of John Rogers from D. A. Davidson. Please go ahead.

John Rogers - D. A. Davidson & Co. - Analyst

Hi, yes, just in the past, have you given us a breakdown between cable and telecom revenue. Do you have that?

Drew DeFerrari - Dycom Industries - CFO

I do, John. Telecom was 48.7%.

John Rogers - D. A. Davidson & Co. - Analyst

48.7%?

Drew DeFerrari - Dycom Industries - CFO

Correct. Cable was 31.6%.

John Rogers - D. A. Davidson & Co. - Analyst

Okay. All right. And then the others are in the --

Drew DeFerrari - Dycom Industries - CFO

Yes, exactly. They're in the slide.

John Rogers - D. A. Davidson & Co. - Analyst

Okay. Thank you.

Operator

And we have a follow-up from the line of Alex Rygiel from FBR Capital. Please go ahead.

Alex Rygiel - FBR Capital - Analyst - Analyst

Hey, Steve, inside your locating business, what is the locating business telling you about the general economy right now?

Steven Nielsen - Dycom Industries - President, CEO

Well, I mean I think you can see where the revenue came in, in the quarter. I mean ticket activity is still flat to down slightly, as a general rule. There are always parts of the country where that is different. I would tell you that it is not getting worse. So from that perspective, I think it shows that the economy is stabilizing. And it does show particularly on the water and sewer side, that there are a number of projects that seem to be, my guess is stimulus funded, or some kind of government program that seem to be fairly active around the country.

Alex Rygiel - FBR Capital - Analyst - Analyst

And it sounded like you might have picked up some new markets in the locating business. Is that correct?

Steven Nielsen - Dycom Industries - President, CEO

Well, now, we renewed our Atlanta and west Georgia contract which we have been there for -- it will be almost a decade. But we have layered on some additional customers, which is always an important part of making -- optimizing that business.

Alex Rygiel - FBR Capital - Analyst

Great. Thank you.

Operator

And I am showing no other questions in queue. Please continue.

Steven Nielsen - Dycom Industries - President, CEO

Thanks, Cindy. We appreciate everybody's time and attention, and we look forward to speaking to you at the end of May. Thank you.

Operator

Thank you. And ladies and gentlemen, that does conclude your conference call for today. Thank you for your participation, and for using AT&T executive teleconference service. You may now disconnect.

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